EXHIBIT 99.2

UNAUDITED COMBINED FINANCIAL STATEMENTS OF THE ACQUIRED ENTITIES AS OF MARCH 31, 2016 AND FOR THE THREE MONTHS ENDED MARCH 31, 2016 AND 2015

ENTITIES ACQUIRED BY MUFG AMERICAS HOLDINGS CORPORATION
COMBINED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

	For the Three Months Ended March 31,
(Dollars in millions)	2016	2015
Revenue
Investment banking fees ($8 and $4 from affiliates, respectively)	$51	$78
Interest income ($6 and $0 from affiliates, respectively)	82	44
Other income	34	29
Total revenue	167	151
Expenses
Salaries and benefits ($6 and $4 to affiliates, respectively)	51	49
Interest expense ($8 and $6 to affiliates, respectively)	56	26
Brokerage and clearing fees ($13 and $8 to affiliates, respectively)	15	10
Other ($10 and $14 to affiliates, respectively)	33	35
Total expenses	155	120
Income before income taxes	12	31
Income tax expense	1	8
Net Income	11	23
Other Comprehensive Income, Net of Tax:
Net change in unrealized losses on cash flow hedges and pension adjustments	(5)	(7)
Total other comprehensive loss, net of tax	(5)	(7)
Total Comprehensive Income	$6	$16

See accompanying notes to the combined financial statements.

ENTITIES ACQUIRED BY MUFG AMERICAS HOLDINGS CORPORATION
COMBINED BALANCE SHEETS
(Unaudited)

(Dollars in millions)	March 31, 2016	December 31, 2015
Assets
Cash and cash equivalents ($202 and $235 from affiliates, respectively)	$322	$355
Securities borrowed	5,955	7,114
Securities purchased under agreements to resell ($3,959 and $5,615 from affiliates, respectively)	22,127	23,933
Trading account assets ($551 and $389 pledged, respectively)	4,288	2,656
Other assets	3,040	2,879
Total assets	$35,732	$36,937
Liabilities
Borrowings from affiliates	$3,335	$3,265
Securities loaned ($472 and $552 to affiliates, respectively)	1,609	2,053
Securities sold under agreements to repurchase ($841 and $214 to affiliates, respectively)	25,600	27,052
Trading account liabilities	3,628	2,916
Other liabilities	636	733
Total liabilities	34,808	36,019
Commitments and contingencies - see Note 5
Stockholders' Equity
Common equity:
Paid-in Capital	636	636
Retained earnings	291	280
Accumulated other comprehensive income	(3)	2
Total stockholders' equity	924	918
Total liabilities and stockholders' equity	$35,732	$36,937

See accompanying notes to the combined financial statements.

ENTITIES ACQUIRED BY MUFG AMERICAS HOLDINGS CORPORATION
COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY
(Unaudited)

	Stockholders' Equity
(Dollars in millions	Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total Stockholders' Equity
Balance December 31, 2014	$434	$210	$—	$644
Net income	—	23	—	23
Other comprehensive income (loss), net of tax	—	—	(7)	(7)
Net change	—	23	(7)	16
Balance March 31, 2015	$434	$233	$(7)	$660

Balance December 31, 2015	$636	$280	$2	$918
Net income	—	11	—	11
Other comprehensive income (loss), net of tax	—	—	(5)	(5)
Net change	—	11	(5)	6
Balance March 31, 2016	$636	$291	$(3)	$924

See accompanying notes to the combined financial statements.

ENTITIES ACQUIRED BY MUFG AMERICAS HOLDINGS CORPORATION
COMBINED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Three Months Ended March 31,
(Dollars in millions)	2016	2015
Cash Flows from Operating Activities:
Net income	$11	$23
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Net (increase) decrease in securities borrowed	1,159	(221)
Net decrease in securities purchased under agreements to resell	1,806	1,856
Net increase in trading account assets	(1,632)	(1,509)
Net increase in other assets	(139)	(49)
Net increase (decrease) in securities loaned	(444)	371
Net decrease in securities sold under agreements to repurchase	(1,452)	(529)
Net increase (decrease) in trading account liabilities	712	(47)
Net increase (decrease) in other liabilities	(66)	74
Other, net	17	(1)
Total adjustments	(39)	(55)
Net cash used in operating activities	(28)	(32)
Cash Flows from Investing Activities:
Investing activities in other assets, net	(41)	32
Net cash provided by (used in) investing activities	(41)	32
Cash Flows from Financing Activities:
Net increase in borrowings from affiliates	70	—
Other, net	(34)	(33)
Net cash provided by (used in) financing activities	36	(33)
Net change in cash and cash equivalents	(33)	(33)
Cash and cash equivalents at beginning of period	355	347
Cash and cash equivalents at end of period	$322	$314
Cash Paid During the Period For:
Interest	$29	$22
Income taxes, net	$1	$9

See accompanying notes to the combined financial statements.

NOTES TO FINANCIAL STATEMENTS

Note 1—Summary of Significant Accounting Policies and Nature of Operations
Introduction
On June 30, 2016, MUFG Americas Holdings Corporation ("MUAH") entered into a definitive contribution agreement with The Bank of Tokyo-Mitsubishi UFJ, Ltd. (“BTMU”), a Japanese banking entity, and Mitsubishi UFJ Financial Group, Inc. (“MUFG”), a joint stock corporation incorporated under the laws of Japan, in order to fulfill the requirements of the Federal Reserve Board’s Enhanced Prudential Standards rules for foreign banking organizations (“EPS Rules”). Under the EPS Rules, MUFG designated MUAH as its U.S. intermediate holding company (“IHC”) and MUFG and BTMU transferred substantially all interests in their U.S. subsidiaries to the IHC effective July 1, 2016. The entities contributed to MUAH (the “Acquired Entities”) consist of MUFG Securities Americas Inc. (formerly Mitsubishi UFJ Securities (USA), Inc.), MUFG Fund Services (USA) LLC, BTMU Capital Corporation, BTMU Securities, Inc. and MUFG Americas Capital Company.
The Acquired Entities consist primarily of a securities broker-dealer, engaged in capital markets origination transactions, private placements, collateralized financing, securities borrow and loan transactions, and domestic and foreign debt and equities securities transactions, and a company engaged in the financing of large equipment and assets through products such as leases, loans, and equity instruments. The unaudited Combined Financial Statements of the Acquired Entities have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP) for interim financial reporting and Rule 10-01 of Regulation S-X of the Rules and Regulations of the SEC. However, they do not include all of the disclosures necessary for annual financial statements. In the opinion of management, all adjustments, consisting of normal recurring accruals, considered necessary for a fair presentation have been included. The results of operations for the first quarter of 2016 are not necessarily indicative of the operating results anticipated for the full year.
The preparation of financial statements in conformity with GAAP also requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense during the reporting period. Although such estimates contemplate current conditions and management’s expectations of how they may change in the future, it is reasonably possible that actual results could differ significantly from those estimates. This could materially affect the Acquired Entities’ results of operations and financial condition in the near term. Significant estimates made by management in the preparation of the Acquired Entities' financial statements include, but are not limited to, revenue recognition, fair value of financial instruments, hedge accounting, consolidation of VIEs, and income taxes.
For additional information regarding significant accounting policies, refer to Exhibit 99.1 to this Report on Form 8-K/A, "Audited Combined Financial Statements of the Acquired Entities as of and for the year ended December 31, 2015".

Note 2—Fair Value Measurement and Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., an exit price) in an orderly transaction between willing market participants at the measurement date. The Acquired Entities have an established and documented process for determining fair value for financial assets and liabilities that are measured at fair value on either a recurring or nonrecurring basis. When available, quoted market prices are used to determine fair value. If quoted market prices are not available, fair value is based upon valuation techniques that use, where possible, current market-based or independently sourced parameters, such as yield curves, foreign exchange rates, credit spreads, and implied volatilities. Valuation adjustments may be made to ensure the financial instruments are recorded at fair value.

Fair Value Hierarchy
In determining fair value, the Acquired Entities maximize the use of observable market inputs and minimize the use of unobservable inputs. Observable inputs reflect market-derived or market-based information obtained from independent sources, while unobservable inputs reflect the Acquired Entities' estimate about market data. Based on the observability of the significant inputs used, the Acquired Entities classify fair value measurements in accordance with the three-level hierarchy as defined by GAAP. This hierarchy is based on the quality, observability, and reliability of the information used to determine fair value.
Level 1:    Valuations are based on quoted prices in active markets for identical assets or liabilities. Since the valuations are based on quoted prices that are readily available in an active market, they do not entail a significant degree of judgment.
Level 2:    Valuations are based on quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active and model-based valuations for which all significant assumptions are observable or can be corroborated by observable market data.
Level 3:    Valuations are based on at least one significant unobservable input that is supported by little or no market activity and is significant to the fair value measurement. Values are determined using pricing models and discounted cash flow models that include management judgment and estimation, which may be significant.
In assigning the appropriate levels, the Acquired Entities perform a detailed analysis of the assets and liabilities that are measured at fair value. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. The level within which the fair value measurement is categorized is based on the lowest level input that is significant to the fair value measurement in its entirety.

Fair Value Measurements on a Recurring Basis
The following is a summary of the Acquired Entities' financial assets and liabilities that are accounted for at fair value on a recurring basis as of March 31, 2016 and December 31, 2015, by level within the fair value hierarchy:

	March 31, 2016
(Dollars in millions)	Level 1	Level 2	Level 3	Total
Financial assets:
Trading account assets:
U.S. Treasury securities	$600	$953	$—	$1,553
Asset-backed and other securities	—	134	—	134
Mortgage-backed securities	—	1,195	—	1,195
Corporate bonds	—	1,207	—	1,207
Equities	41	—	—	41
Commercial paper	—	122	—	122
Forward foreign exchange derivative contracts	—	29	—	29
Other derivative contracts	—	7	—	7
Total trading account assets	641	3,647	—	4,288
Other assets:
Asset-backed securities available for sale		83		83
Total other assets	—	83	—	83
Total financial assets	$641	$3,730	$—	$4,371
Financial liabilities:
Trading account liabilities:
Financial instruments sold but not yet purchased:
U.S. Treasury securities	$60	$2,906	$—	$2,966
Other sovereign government obligations	—	27	—	27
Corporate bonds	—	541	—	541
Equities	60	—	—	60
Commercial paper	—	25	—	25
Derivative instruments:
Other derivative contracts	—	9	—	9
Total trading account liabilities	120	3,508	—	3,628
Other liabilities:
Interest rate hedging contracts	—	6	—	6
Total financial liabilities	$120	$3,514	$—	$3,634

	December 31, 2015
(Dollars in millions)	Level 1	Level 2	Level 3	Total
Financial assets
Trading account assets:
U.S. Treasury securities	$201	$1,191	$—	$1,392
U.S. Agency securities	—	257	—	257
Asset-backed and other securities	—	140	—	140
Corporate bonds	—	828	—	828
Equities	30	—	—	30
Forward foreign exchange derivative contracts	—	9	—	9
Total trading account assets	231	2,425	—	2,656
Other assets:
Interest rate hedging contracts	—	2	—	2
Asset-backed securities available for sale	—	15	—	15
Total other assets	—	17	—	17
Total financial assets	$231	$2,442	$—	$2,673
Financial liabilities
Trading account liabilities:
Financial instruments sold but not yet purchased:
U.S. Treasury securities	$42	$2,403	$—	$2,445
Other sovereign government obligations	—	17	—	17
Corporate bonds	—	412	—	412
Equities	42	—	—	42
Total trading account liabilities	84	2,832	—	2,916
Other liabilities:
Interest rate hedging contracts	—	2	—	2
Total financial liabilities	$84	$2,834	$—	$2,918
A description of the valuation methodologies used for certain financial assets and liabilities measured at fair value is as follows:
Level 1 items are valued based on quoted prices for identical assets or liabilities. These include exchange-traded equity securities and on-the-run U.S. Treasuries.
Items valued using third party market price quotations or recently executed transactions categorized in Level 2 consist of:

•	Off-the-run U.S. Treasury, U.S. Agency, asset-backed and other securities less actively traded

•	Corporate bonds

•	Forward foreign exchange derivative contracts
Interest rate hedging contracts are traded in over-the-counter markets where quoted market prices are not readily available. The Acquired Entities value these contracts using pricing models that are widely accepted in the financial services industry with inputs that are observable in the market or can be derived from or corroborated by observable market data. These derivatives are categorized in Level 2 of the fair value hierarchy.
Changes in the observability of valuation inputs may result in a reclassification of certain financial assets or liabilities. Reclassifications are reported as transfers in or out of the category at the end of the period in which the reclassifications occur.

Fair Value of Financial Instruments Disclosures
Certain financial instruments that are not carried at fair value on the Combined Balance Sheet are carried at amounts that approximate fair value due to their short-term nature and generally negligible credit risk. These instruments include cash and cash equivalents, cash segregated under federal and other regulations, securities borrowed with short dated maturities, securities purchased under agreements to resell with short dated maturities, deposits with clearing organizations and others, short-term receivables and payables, accrued interest receivables and payables, other assets, short-term borrowings, securities loaned with short dated maturities, securities sold under agreements to resell with short dated maturities, accounts payable, and other liabilities.
The following is a summary of the Acquired Entities’ financial assets and liabilities, which are not carried at fair value. The tables present the carrying values and estimated fair values at March 31, 2016 and December 31, 2015, by level within the fair value hierarchy. The tables exclude lease financing, all non-financial instruments such as furniture, equipment and leasehold improvements, tax assets and liabilities, and certain estimated accruals and provisions.

	March 31, 2016
(Dollars in millions)	Carrying Value	Level 1	Level 2	Level 3	Total Estimated Fair Value
Assets:
Cash and cash equivalents	$322	$322	$—	$—	$322
Securities borrowed and purchased under agreements to resell	28,082	—	28,082	—	28,082
Other assets	433	24	409	—	433
Total assets	$28,837	$346	$28,491	$—	$28,837
Liabilities:
Borrowings from affiliates	$3,335	$—	$3,335	$—	$3,335
Securities loaned and sold under agreements to repurchase	27,209	—	27,209	—	27,209
Other liabilities	196	—	196	—	196
Total liabilities	$30,740	$—	$30,740	$—	$30,740

	December 31, 2015
(Dollars in millions)	Carrying Value	Level 1	Level 2	Level 3	Total Estimated Fair Value
Assets
Cash and cash equivalents	$355	$355	$—	$—	$355
Securities borrowed and purchased under agreements to resell	31,047	—	31,047	—	31,047
Other assets	283	22	261	—	283
Total assets	$31,685	$377	$31,308	$—	$31,685
Liabilities
Borrowings from affiliates	$3,265	$—	$3,265	$—	$3,265
Securities loaned and sold under agreements to repurchase	29,105	—	29,105	—	29,105
Other liabilities	259	—	259	—	259
Total liabilities	$32,629	$—	$32,629	$—	$32,629

Note 3—Derivatives

In the normal course of business, the Acquired Entities enter into a variety of derivative financial instrument transactions. These derivative financial instruments typically include forward foreign exchange contracts, futures, equity options, when-issued securities transactions, forward settling trades, and interest rate hedging contracts. The Acquired Entities manage derivative positions by employing a variety of risk mitigation strategies. Each entity manages its own market risk associated with derivative activities.
Counterparty credit risk is inherent in derivative instruments. In order to reduce its exposure to counterparty credit risk, the Acquired Entities utilizes credit approvals, limits, monitoring procedures and master netting and credit support annex agreements. Additionally, the Acquired Entities consider counterparty credit quality and the creditworthiness of the Acquired Entities in estimating the fair value of derivative instruments.
The Acquired Entities enter into over-the-counter (OTC) derivatives in the form of forward foreign exchange contracts to economically hedge exposure to Japanese Yen denominated borrowings. The contracts all have maturities within 12 months and the counterparty credit quality with respect to the fair value of the Acquired Entities’ OTC derivative assets was investment grade. Other derivative contracts, including when-issued securities transactions, are used in the normal course of business for market making and client trade facilitation.

Other risk management derivatives include interest rate products used to economically hedge interest rate risk on the Acquired Entities' balance sheet. The Acquired Entities' cash flow hedges are used to hedge interest rate risk on rollover debt. Other risk management derivatives and cash flow hedges are located within Other assets and Other liabilities on the Combined Balance Sheets.

The following table summarizes the notional amounts and fair value amounts of derivative instruments by type of derivative contract on a gross basis as of March 31, 2016 and December 31, 2015:

	March 31, 2016			December 31, 2015
		Fair Value			Fair Value
(Dollars in millions)	Notional	Assets	Liabilities	Notional	Assets	Liabilities
Cash Flow Hedges
Interest rate contracts	$595	$—	$6	$541	$2	$2
Trading
Forward foreign exchange contracts	941	29	—	690	9	—
Other contracts	3,266	7	9	96	—	—
Total trading	4,207	36	9	786	9	—
Other risk management	685	—	2	1,166	—	—
Total derivative instruments	$5,487	$36	$17	$2,493	$11	$2

Gains and losses on derivative instruments classified as trading and other risk management are included within Other income on the Combined Statement of Comprehensive Income. The following table summarizes the gains and losses on derivative instruments by type of derivative contract for the three months ended March 31, 2016 and 2015:

	March 31, 2016	March 31, 2015
(Dollars in millions)	Gains/(Losses)
Trading
Listed options on interest rate futures	$—	$(1)
Listed equity options	—	(1)
Forward foreign exchange contracts	(2)	—
Other contracts	(2)	—
Total trading account derivatives	(4)	(2)
Other Risk Management	(9)	(1)
Total derivative instruments	$(13)	$(3)
Cash Flow Hedges
The Acquired Entities use interest rate swaps to hedge the risk of changes in cash flows attributable to changes in the designated benchmark interest rate on rollover funding. To the extent effective, payments received (or paid) under the swap contract offset fluctuations in interest expense on debt caused by changes in the relevant LIBOR index. At March 31, 2016, the weighted average remaining life of the active cash flow hedges was 3.98 years.
For cash flow hedges, the effective portion of the gain or loss on the hedging instruments is reported as a component of other comprehensive income and reclassified into earnings in the same period or periods during which the hedged cash flows are recognized in Interest expense. Gains and losses representing hedge ineffectiveness are recognized in Other expense in the period in which they arise. At March 31, 2016, the Company expects to reclassify approximately $6.0 million of expense from Accumulated Other Comprehensive Income (AOCI) to interest expense during the twelve months ending March 31, 2017. This amount could differ from amounts actually realized due to changes in interest rates, hedge terminations and the addition of other hedges subsequent to March 31, 2016.
The following tables present the amount and location of the net gains and losses recorded in the Acquired Entities' Combined Statement of Comprehensive Income and Combined Statement of Stockholders' Equity for derivatives designated as cash flow hedges for the three months ended March 31, 2016 and 2015:

	Amount of Gain or (Loss) Recognized in OCI on Derivative Instruments (Effective Portion)			Gain or (Loss) Reclassified from Accumulated OCI into Income (Effective Portion)			Gain (Loss) Recognized in Income on Derivative Instruments (Ineffective Portion)
	For the Three Months Ended March 31,			For the Three Months Ended March 31,			For the Three Months Ended March 31,
(Dollars in millions)	2016	2015	Location	2016	2015	Location	2016	2015
Derivatives in cash flow hedging relationships
Interest rate contracts	$(3)	$1	Interest expense	$1	$1	Other expense	$—	$—
Total	$(3)	$1		$1	$1		$—	$—

Note 4—Offsetting of Derivatives and Certain Collateralized Financing Agreements

The Acquired Entities enter into derivative transactions, securities purchased under agreements to resell, securities sold under agreements to repurchase, securities borrowed and securities loaned transactions. The Acquired Entities manage credit exposure from certain transactions by entering into master netting agreements and collateral arrangements with counterparties. The relevant agreements allow for the efficient closeout of transactions, liquidation and set-off of collateral against the net amount owed by the counterparty following a default. In certain cases the Acquired Entities may agree for collateral to be posted to a third party custodian under a tri-party arrangement that enables the Acquired Entities to take control of such collateral in the event of a counterparty default. Default events generally include, among other things, failure to pay, insolvency or bankruptcy of a counterparty.

The following table presents information about the offsetting of these instruments and related collateral amounts as of March 31, 2016:

	March 31, 2016
				Gross Amounts Not Offset in Balance Sheet
(Dollars in millions)	Gross Amounts of Recognized Assets/Liabilities	Gross Amounts Offset in Balance Sheet	Net Amounts Presented in Balance Sheet	Financial Instruments	Net Amount
Financial Assets:
Derivative assets	$36	$—	$36	$23	$13
Securities borrowed	5,955	—	5,955	5,849	106
Securities purchased under agreements to resell	27,028	4,901	22,127	22,127	—
Total financial assets	$33,019	$4,901	$28,118	$27,999	$119
Financial Liabilities:
Derivative liabilities	$17	$—	$17	$—	$17
Short term borrowings	150	—	150	120	30
Securities loaned	1,609	—	1,609	1,581	28
Securities sold under agreements to repurchase	30,501	4,901	25,600	24,900	700
Total financial liabilities	$32,277	$4,901	$27,376	$26,601	$775

The transactions noted above are subject to market settlement conventions which require all counterparties to settle transactions as part of national clearinghouse daily procedures or bilaterally pursuant to an agreement. Transactions that have met the netting criteria in these agreements are reflected in the above table as offsetting transactions. Tri-party transactions, representing a significant amount of the Acquired Entities Securities purchased under agreements to resell and Securities sold under agreements to repurchase, do not meet the netting criteria.

Collateralized Agreements

The following table presents, as of March 31, 2016, the gross obligations for Securities sold under agreements to repurchase and securities loaned by remaining contractual maturity and class of collateral pledged.

(Dollars in millions)	Overnight and Continuous	1 to 30 Days	31 to 90 Days	Greater than 90 Days	Total
Securities sold under agreements to repurchase:
U.S. Treasury securities	$6,891	$3,656	$245	$253	$11,045
U.S. Agency securities	214	—	—	—	214
Mortgage-backed securities	7,369	5,380	2,619	750	16,118
Corporate bonds	550	451	644	—	1,645
Equities	150	478	146	—	774
Other	449	70	187	—	706
Total	$15,623	$10,035	$3,841	$1,003	$30,502
Securities Loaned:
Mortgage-backed securities	$—	$—	$529	$—	$529
Corporate Bonds	35	—	—	—	35
Equities	840	—	205	—	1,045
Total	$875	$—	$734	$—	$1,609

The Acquired Entities enter into reverse repurchase agreements, repurchase agreements and securities borrow and loan transactions and receive collateral. In many cases, the Acquired Entities are permitted to sell or repledge these securities held as collateral and use the securities to secure repurchase agreements or enter into securities lending transactions. At March 31, 2016 the fair value of securities received as collateral, prior to netting, was $33.7 billion and the fair value of the portion that had been sold or repledged was $32.6 billion.
At March 31, 2016, the Acquired Entities had commitments to enter into forward-starting resale, repurchase and securities loaned agreements of $1.5 billion, $0.6 billion and $0.5 billion, respectively.

Note 5 — Commitments and Contingencies

Operating Leases

The Acquired Entities lease office space in New York, New Jersey, California, Massachusetts and Texas. Cost incurred for the three months ended March 31, 2016 and 2015 was $3.5 million and $2.8 million, respectively.

Securities Financing

The Acquired Entities have two committed facilities to provide collateralized financing to third parties. In one facility, the commitment is up to an aggregate of $1.0 billion. The second facility is shared with an affiliate with an aggregate commitment up to $0.3 billion. At March 31, 2016, the facilities were not drawn down.

Litigation

In the normal course of business, the Acquired Entities may be named as defendants in various lawsuits and may be involved in certain investigations and proceedings. It is the opinion of management, after consultation with counsel, that there are no matters pending against the Acquired Entities that could have a material adverse effect on the consolidated financial statements at March 31, 2016.

Note 6—Transactions with Affiliates

The Acquired Entities have transactions with affiliates which include MUAH, BTMU, MUFG and other subsidiaries which are directly or indirectly owned by MUFG. These transactions reflect market-based pricing and include capital market transactions, facilitating securities transactions, secured financing transactions, advisory services, clearing and operational support.

Assets and liabilities with affiliates consist of the following:

(Dollars in millions)	March 31, 2016	December 31, 2015
Assets:
Cash and cash equivalents	$202	$235
Securities purchased under agreements to resell	3,959	5,615
Other assets	37	61
Liabilities:
Borrowings from affiliates	$3,335	$3,265
Securities loaned	472	552
Securities sold under agreements to repurchase	841	214
Other liabilities	212	25

Revenue and expenses with affiliates were as follows:

(Dollars in millions)	Three Months Ended March 31, 2016	Three Months Ended March 31, 2015
Revenue
Investment banking fees	$8	$4
Interest income	6	—
Other income	1	1
Total revenue	15	5
Expenses
Interest expense	8	6
Brokerage and clearing fees	13	8
Salaries and benefits	6	4
Other expense	10	14
Income tax expense	2	—
Total expenses	39	32
Net Revenue and Expenses with Affiliates	$(24)	$(27)

The Acquired Entities have a total of $1.4 billion in uncommitted, unsecured borrowing facilities and a total of $3.1 billion uncommitted, secured borrowing facilities with affiliates. The following is a summary of borrowings with affiliates at March 31, 2016:

Maturity Date	Rate Basis	Principal Amount Outstanding(in millions)

April 25, 2016 - June 23, 2016	0.99% - 1.00%	$150
April 1, 2016 - June 30, 2023	0.25% - 2.44%	1,837
April 11, 2016 - July 14, 2016	0.06% - 0.09%	968
October 29, 2017	1.18%	3
July 31, 2017	1.38%	51
June 30, 2018	1.41%	25
February 28, 2019	2.14%	79
November 30, 2016	1.34%	37
March 31, 2018	6m LIBOR + 1.38%	75
September 30, 2018	6m LIBOR + 1.39%	35
March 31, 2019	6m LIBOR + 1.53%	75
		$3,335

An affiliate extends guarantees on the Acquired Entities’ liabilities arising out of or in connection with agreements with certain counterparties. At March 31, 2016 and 2015, the guaranteed balance was $2.9 million and $0.9 million, respectively. The guarantee fee was nominal.

Benefit Plans

Eligible employees of the Acquired Entities are covered under a defined benefit pension plan, postretirement medical and life insurance benefits, and a 401(k) Savings and Investment Plan sponsored by BTMU and a pension plan sponsored by MUAH. Total contributions to the sponsored plans for the three months ended March 31, 2016 and 2015 were $2.7 million and $1.6 million, respectively.

Note 7 — Subsequent Events

Management of the Acquired Entities has evaluated subsequent events through July 26, 2016, the date the financial statements were available to be issued. Management did not identify any subsequent events requiring adjustments or disclosures to the financial statements.